EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Hal Giomi, the Chief Executive  Officer of The Bank Holdings  (the  “Company”),  hereby  certifies  that to the best of his knowledge:

1.           This  Quarterly  Report on Form 10-QSB of the Company for the quarter ended June 30,  2003 (the  “Report”)  fully  complies  with the  requirements  of  section 13(a) or 15(d),  as applicable,  of the Securities  Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.           The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 13, 2003
/s/ Hal Giomi
Harold G. Giomi
Chairman and Chief Executive Officer

*This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.